MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway, Suite 311
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

August 12, 2008

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington D.C. 20549

Re: K's Media (formerly Kinglake Resources Inc.)

Dear Sirs/Madams:

I have read K's Media's statements included under Item 4.01 of its Form 8-K dated August 12, 2008, and I agree with such statements as they relate to my firm.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

	By:	/s/ Michael T. Studer
Michael T. Studer
cc: K's Media		President